Forgent Networks Announces 2005 Fiscal Fourth Quarter and Fiscal Year End Earnings Release and Conference Call Details

AUSTIN, TX -- 09/13/2005 -- Forgent™ Networks (NASDAQ: FORG), today announced it will release the results of its 2005 fiscal fourth quarter and fiscal year end for the period ending July 31, 2005 on Thu, Sep. 22, 2005, at 8 a.m. CT (9 a.m. ET).

Forgent has scheduled a conference call with the investment community for Thu, Sep. 22, 2005, at 10:00 a.m. CT (11:00 a.m. ET) to discuss the quarter and outlook. Participating in the call will be Richard Snyder, chairman and chief executive officer and Jay Peterson, vice president finance and chief financial officer.

To participate, dial 866-700-7173 ten minutes before the conference call begins, ask for the Forgent event, and use a pass code of 93460970. International callers should dial 617-213-8838 and use a pass code of 93460970.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the investor relations page of Forgent's web site at www.forgent.com. To listen to the live call, please visit the web site at least 15 minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the investor relations page of our web site at www.forgent.com.

About Forgent

Forgent™ Networks (NASDAQ: FORG) develops and licenses intellectual property and provides scheduling software to a wide variety of customers. Forgent's intellectual property licensing program is related to communication technologies developed from a diverse and growing patent portfolio. Forgent's software division, NetSimplicity provides a spectrum of scheduling software that enables all sizes of organizations to streamline the scheduling of people, places and things. For additional information please visit www.forgent.com.

Investor contact:
Michael Noonan
512.437.2476
michael_noonan@forgent.com

Media contact:
Lee Higgins
512.794-8600
lee@petersgrouppr.com